Exhibit 23.5
CONSENT OF EXPERT
The undersigned hereby consents to the use of and reference to its name, and the information that they are responsible for and as contained in SSR Mining Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023 and that it reviewed and approved, as described or incorporated by reference in SSR Mining Inc.’s Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission on December 18, 2024.
Dated this 18th day of December, 2024.

Ausenco Engineering Canada ULC

/s/ "Tommaso Robert Raponi"
Tommaso Robert Raponi, P.Eng
Principal Metallurgist